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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2001 relating to the financial statements and financial statement schedules of Ingenuus Corporation, which appears in Ingenuus Corporation's Annual Report on Form 10-K for the year ended November 30, 2000.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
San Jose, California
May 3, 2001